EXHIBIT 99.1




                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



The following statement is provided by the undersigned to accompany the Quarterly Report on Form 10-QSB for the period ended November 30, 2002 of Northern Ostrich Corp. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C 1350) and shall not be deemed filed pursuant to any provision of the Exchange Act of 1934 or any other securities law.

The undersigned certifies that the foregoing report on Form 10-QSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and result of operations of Northern Ostrich, Corp.



By:  /s/    Bruce Johnstone
Bruce Johnstone
President, Chief Executive Officer, Chief Financial
Officer and Director
(Principal Executive and Financial Officer)
January 9, 2003